UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2026
________________________________________
GOLDEN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
________________________________________

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6595 S Jones Boulevard
Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (702) 893-7777
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GDEN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
As previously disclosed, Golden Entertainment, Inc. (the “Company”) entered into a Master Transaction Agreement (as it has been or may be amended, supplemented or modified from time to time, the “MTA”) with Argento, LLC, a Nevada limited liability company, VICI Properties Inc., a Maryland corporation, and VICI ROYAL MERGER SUB LLC, a Delaware limited liability company, on November 6, 2025.
The Company held a special meeting of shareholders on March 31, 2026 (the “Special Meeting”). At the Special Meeting, the Company’s shareholders voted on the three proposals set forth below. Such proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, dated March 6, 2026, filed with the Securities and Exchange Commission and mailed to all shareholders of record of the Company. The voting results regarding each proposal are set forth below.
As of the close of business on March 3, 2026, the record date for the Special Meeting (the “Record Date”), there were 26,398,811 shares of common stock, par value $0.01 per share, of the Company (“Golden common stock”) outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 20,658,534 shares of Golden common stock, representing approximately 78% of the outstanding shares of Golden common stock entitled to vote as of the Record Date, were present in person or represented by proxy, constituting a quorum to conduct business.
The number of votes cast for and against, as well as abstention votes and broker non-votes, with respect to each proposal presented at the Special Meeting were as follows:
Proposal 1: To adopt the MTA and the transactions contemplated thereby or therein.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,430,245	208,131	20,158	—
The foregoing Proposal 1 was approved by the requisite vote of the Company’s shareholders.
Proposal 2: To approve, on a non-binding advisory basis, the compensation that may be paid or become payable by the Company to its named executive officers in connection with the transactions contemplated by the MTA.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,321,781	2,330,138	6,615	—
The foregoing Proposal 2 was approved by the requisite vote of the Company’s shareholders.
Proposal 3: To approve one or more adjournments of the Special Meeting, from time to time, to a later date or dates to solicit additional proxies if there are insufficient votes to adopt Proposal 1 at the time of the Special Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,538,974	1,096,295	23,265	—
The foregoing Proposal 3 was approved by the requisite vote of the Company’s shareholders. However, because Proposal 1 to adopt the MTA was approved, the adjournment of the Special Meeting was not necessary to continue to solicit additional proxies and, accordingly, the Special Meeting was not adjourned.
Item 7.01    Regulation FD Disclosure.
On April 1, 2026, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.

Exhibits	Description

99.1	Press Release Dated April 1, 2026.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Dated: April 1, 2026	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	President and Chief Financial Officer